As filed with the Securities and Exchange Commission on August 27, 2012

Registration No. 333-175616

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 7 to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Dave & Buster’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5812	35-2382255
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2481 Mañana Drive

Dallas, Texas 75220

(214) 357-9588

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stephen M. King

Chief Executive Officer

Dave & Buster’s Entertainment, Inc.

2481 Mañana Drive

Dallas, Texas 75220

(214) 357-9588

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Corey R. Chivers, Esq. Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000 (Phone) (212) 310-8007 (Fax)	D. Rhett Brandon, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000 (Phone) (212) 455-2502 (Fax)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.01 par value	$150,000,000	$17,415(3)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) promulgated under the Securities Act of 1933.
(2)	Includes shares of common stock that may be purchased by the underwriters under their option to purchase additional shares of common stock, if any.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15, or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 16(a) of Part II and the signatures of the registration statement.

Item 16.	Exhibits and financial statement schedules.

Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement

3.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant

3.2	Form of Second Amended and Restated Bylaws of the Registrant

4.1	Form of Stock Certificate

4.2†	Indenture dated as of June 1, 2010 among Dave & Buster’s, Inc., the Guarantors as defined therein and Wells Fargo National Association, as Trustee

4.3†	Form of 11% Senior Notes due 2018 (included in Exhibit 4.2)

4.4†	Indenture dated as of February 22, 2011 between Dave & Buster’s Parent, Inc. and Wells Fargo National Association, as Trustee

4.5†	Form of 12.25% Senior Discount Notes due 2016 (included in Exhibit 4.4)

4.6†	Stockholder Agreement dated as of June 1, 2010, among Dave & Buster’s Parent, Inc., Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and the additional stockholders named therein

4.7	Form of Stockholders’ Agreement, among Dave & Buster’s Entertainment, Inc., Oak Hill Capital Partners III, L.P., and Oak Hill Capital Management Partners III, L.P.

4.8*	Form of Registration Rights Agreement, among Dave & Buster’s Entertainment, Inc., Oak Hill Capital Partners III, L.P., Oak Hill Capital Management Partners III, L.P. and the additional stockholders named herein.

5.1	Opinion of Weil, Gotshal & Manges LLP

10.1†	Credit Agreement dated as of June 1, 2010, among Games Intermediate Merger Corp., Games Merger Corp., 6131646 Canada, Inc. and the several banks and other financial institutions or entities from time to time parties thereto

10.2†	First Amendment, dated as of May 13, 2011, to the Credit Agreement, dated as of June 1, 2010, among Dave & Buster’s Holdings, Inc., Dave & Buster’s, Inc., 6131646 Canada, Inc. and the several banks and other financial institutions or entities from time to time parties thereto

10.3	Form of Amended and Restated Employment Agreement, dated as of May 2, 2010, by and among Dave & Buster’s Management Corporation, Dave & Buster’s, Inc., and the various executive officers of Dave & Buster’s, Inc.

10.4†	Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan

10.5†	Amendment No. 1 to the Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan

10.6†	Expense Reimbursement Agreement, dated as of June 1, 2010, by and between Dave & Buster’s, Inc. and Oak Hill Capital Management LLC

10.7*	Form of Dave & Buster’s Entertainment, Inc. 2012 Omnibus Incentive Plan

10.8	Form of Employment Agreement, dated as of February 14, 2011, by and among Dave & Buster’s Management Corporation, Dave & Buster’s, Inc. and Dolf Berle

11.1†	Statement re computation of per share earnings (incorporated by reference to Notes to the Financial Statements included in Part I of this Registration Statement)

16.1†	Letter from Ernst & Young, LLP regarding statements made in the registration statement concerning its dismissal

21.1†	List of subsidiaries of the Registrant

23.1†	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2†	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.3	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.1 hereto)

Exhibit Number	Description of Exhibits

24.1†	Power of Attorney of Stephen M. King

24.2†	Power of Attorney of Brian A. Jenkins

24.3†	Power of Attorney of Michael J. Metzinger

24.4†	Power of Attorney of Tyler J. Wolfram

24.6†	Power of Attorney of Kevin M. Mailender

24.7†	Power of Attorney of Alan J. Lacy

24.8†	Power of Attorney of David A. Jones

*	To be filed by amendment.
†	Previously filed.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 27th day of August, 2012.

DAVE & BUSTER’S ENTERTAINMENT, INC.

By:	/s/ Stephen M. King
	Name:	Stephen M. King
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 27th of August, 2012.

Signature	Title

/s/ Stephen M. King Stephen M. King	Chief Executive Officer and Director

* Brian A. Jenkins	Senior Vice President and Chief Financial Officer

* Michael J. Metzinger	Vice President—Accounting and Controller

* Tyler J. Wolfram	Chairman of the Board of Directors

* Kevin M. Mailender	Director

* Alan J. Lacy	Director

* David A. Jones	Director

Kevin M. Sheehan	Director

Jonathan S. Halkyard	Director

Michael J. Griffith	Director

*By:	/s/ Stephen M. King
Attorney-in-fact